Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Class F1 Units, Class F2 Units, Class A Units and Class I Units

of

CPG FOCUSED ACCESS FUND, LLC

Tendered Pursuant to the Offer to Purchase

Dated September 26, 2019

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY UMB Fund services, Inc.

EITHER BY MAIL OR BY FAX BY, THE END

OF THE DAY ON THURSDAY, OCTOBER 24, 2019,

AT 12:00 MIDNIGHT, NEW YORK TIME,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

CPG Focused Access Fund, LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, Wisconsin 53212

Attn: Tender Offer Administrator
Fax:   (816) 860-3140

For additional information:
Phone: (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to UMB Fund Services, Inc. and not to your broker or dealer or financial advisor.

CPG FOCUSED ACCESS FUND, LLC

You are responsible for confirming that this Notice is received by UMB Fund Services, Inc.
To assure good delivery, please send this page to UMB Fund Services, Inc.
and not to your broker or dealer or financial advisor.

If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Co-Signatory and Title: